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                                                                     EXHIBIT 4.3

FORM OF PUBLIC WARRANT                                                     Draft
                                                                         1/15/98





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                        BRIGHTON TECHNOLOGIES CORPORATION
                                       AND
                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY


                                ----------------


                                WARRANT AGREEMENT


                        DATED AS OF ______________, 1998


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        WARRANT AGREEMENT, dated this ___ day of ________ 1998 [the effective date of the Registration Statement], by and between BRIGHTON TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY.
                                   WITNESSETH:
        WHEREAS, in connection with (i) the offering (the "Offering") to the public of 1,000,000 units (the "Units"), each Unit consisting of one share of the Company's common stock, $.001 par value per share (the "Common Stock"), and one redeemable warrant (the "Warrants"), each redeemable warrant entitling the holder thereof to purchase one share of Common Stock, (ii) the over-allotment option granted to National Securities Corporation, the representative (the "Representative") of the several underwriters (the "Underwriters") in the public offering referred to above, to purchase up to an additional 150,000 Units (the "Over-Allotment Option"), and (iii) the sale to the Representative of warrants (the "Representative's Warrants") to purchase up to 100,000 Units, the Company will issue up to 1,250,000 Warrants (subject to increase as provided herein);

        WHEREAS, the Company desires to provide for the issuance of certificates representing the Warrants; and

        WHEREAS, the Company desires the Warrant Agent (as defined in Section 1(u) hereof) to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of certificates representing the Warrants and the exercise of the Warrants.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder


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of the Company, the Representative, the holders of certificates representing the
Warrants and the Warrant Agent, the parties hereto agree as follows:

        SECTION 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

               (a) "Act" shall mean the Securities Act of 1933, as amended.

               (b) "Commission" shall mean the Securities and Exchange
Commission.

               (c) "Common Stock" shall have the meaning set forth in Section 8(d) hereof.

               (d) "Company" shall have the meaning assigned to such term in the first (1st) paragraph of this Agreement.

               (e) "Corporate Office" shall mean the office of the Warrant Agent at which at any particular time its principal business in New York, New York shall be administered, which office is located on the date hereof at 2 Broadway, New York, New York 10004.

               (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (g) "Exercise Date" shall mean, subject to the provisions of
Section 5(b) hereof, as to any Warrant, the date on which the Warrant Agent shall have received both (i) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder (as defined in Section 1(m) hereof) thereof or his attorney duly authorized in writing, and (ii) payment in cash or by check made payable to the Warrant Agent for the account of the Company of an amount in lawful money of the United States of America equal to the applicable Purchase Price (as defined in Section 1(k) hereof).

               (h) "Initial Warrant Exercise Date" shall mean __________, 1998 [the effective date of the Registration Statement].

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               (i) "Initial Warrant Redemption Date" shall mean __________, 1998
[the date _____ (__) months after the effective date of the Registration Statement].

               (j) "NASD" shall mean the NASD Regulation, Inc.

               (k) "Purchase Price" shall mean, subject to modification and adjustment as provided in Section 8 hereof, $ [150% of the initial public offering price per Unit] per Share.

               (l) "Redemption Date" shall mean the date (which may not occur before the Initial Warrant Redemption Date) fixed for the redemption of the Warrants in accordance with the terms hereof.

               (m) "Registered Holder" shall mean the person in whose name any certificate representing the Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 6(b) hereof.

               (n) "Representative's Warrant Agreement" shall mean the agreement dated as of __________, 1998 [the effective date of the Registration Statement] between the Company and the Representative relating to and governing the terms and provisions of the Representative's Warrants.

               (o) "Subsidiary" or "Subsidiaries" shall mean any corporation or corporations, as the case may be, of which stock having ordinary power to elect a majority of the board of directors of such corporation or corporations (regardless of whether or not at the time the stock of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

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               (p) "Transfer Agent" shall mean Continental Stock Transfer &
Trust Company of New York, New York or its authorized successor.

               (q) "Underwriting Agreement" shall mean the underwriting agreement dated _______________, 1998 [the effective date of the Registration Statement] between the Company and the Representative relating to the purchase for resale to the public of 1,000,000 Units (without giving effect to the Over-Allotment Option).

               (r) "Warrant Agent" shall mean Continental Stock Transfer & Trust Company of New York, New York or its authorized successor.

               (s) "Warrant Certificate" shall mean a certificate representing each of the Warrants substantially in the form annexed hereto as Exhibit A.

               (t) "Warrant Expiration Date" shall mean, unless the Warrants are redeemed as provided in Section 9 hereof prior to such date, 5:00 p.m. (New York time) on __________, 2003 [the 60 month anniversary of issuance] or, if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

        SECTION 2.      Warrants and Issuance of Warrant Certificates.

               (a) One Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase at the Purchase Price therefor from the Initial Warrant Exercise Date until the Warrant Expiration Date one (1) share of Common Stock upon the exercise thereof, subject to modification and adjustment as provided in Section 8 hereof.

               (b) Upon execution of this Agreement, Warrant Certificates representing 1,000,000 Warrants to purchase up to an aggregate of 1,000,000 shares of Common Stock



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(subject to modification and adjustment as provided in Section 8 hereof), shall be executed by the Company and delivered to the Warrant Agent.

               (c) Upon exercise of the Over-Allotment Option, in whole or in part, Warrant Certificates representing up to 150,000 Warrants to purchase up to an aggregate of 150,000 shares of Common Stock (subject to modification and adjustment as provided in Section 8 hereof) shall be executed by the Company and delivered to the Warrant Agent.

               (d) Upon exercise of the Representative's Warrants as provided therein, Warrant Certificates representing 100,000 Warrants to purchase up to an aggregate of 100,000 shares of Common Stock (subject to modification and adjustment as provided in Section 8 hereof and in the Representative's Warrant Agreement), shall be countersigned, issued and delivered by the Warrant Agent upon written order of the Company signed by its Chairman of the Board, President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary.

               (e) From time to time, up to the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required denominations of one or whole number multiples thereof to the person entitled thereto in connection with any transfer or exchange permitted under this Agreement. No Warrant Certificates shall be issued except (i) Warrant Certificates initially issued hereunder, (ii) Warrant Certificates issued upon any transfer or exchange of Warrants, (iii) Warrant Certificates issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7 hereof, and (iv) Warrant Certificates issued pursuant to the Representative's Warrant Agreement (including Warrants in excess of the 100,000 Representative's Warrants issued as a result of the antidilution provisions contained in the Representative's Warrant Agreement) and (v) at the option of the Company, Warrant Certificates in such form as may be approved by its Board of Directors, to reflect any

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adjustment or change in the Purchase Price, the number of shares of Common Stock purchasable upon the exercise of a Warrant or the redemption price therefor.

        SECTION 3.      Form and Execution of Warrant Certificates.

               (a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates).

               (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though the officer of the Company who signed such Warrant Certificates had not ceased to hold such office.

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        SECTION 4.      Exercise.

               (a) Warrants in denominations of one or whole number multiples thereof may be exercised commencing at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein (including the provisions set forth in Sections 5 and 9 hereof) and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, provided that the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, together with payment in cash or by check made payable to the Warrant Agent for the account of the Company of an amount in lawful money of the United States of America equal to the applicable Purchase Price, have been received by the Warrant Agent. The person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of such securities as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date and in any event within five (5) business days after such date, the Warrant Agent, on behalf of the Company, shall cause to be issued to the person or persons entitled to receive the same a Common Stock certificate or certificates for the shares of Common Stock deliverable upon such exercise, and the Warrant Agent shall deliver the same to the person or persons entitled thereto. Upon the exercise of any Warrants, the Warrant Agent shall promptly notify the Company in writing of such fact and of the number of securities delivered upon such exercise and, subject to Section 4(b) hereof, shall cause all payments in cash or by check made payable to the order of the Company in respect of the Purchase Price to be deposited promptly in the Company's bank account or delivered to the Company.

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               (b) At any time upon the exercise of any Warrants after one year and one day from the date hereof, the Warrant Agent shall, on a daily basis, within two business days after such exercise, notify the Representative, its successors or assigns of the exercise of any such Warrants and shall, on a weekly basis (subject to collection of funds constituting the tendered Purchase Price, but in no event later than five business days after the last day of the calendar week in which such funds were tendered), for services rendered by the Representative to the Registered Holders of the Warrants then being exercised, remit to the Representative an amount equal to five percent (5%) of the Purchase Price of such Warrants then being exercised unless the Representative shall have notified the Warrant Agent that the payment of such amount with respect to such Warrant is violative of the General Rules and Regulations promulgated under the Exchange Act, or the rules and regulations of the NASD or applicable state securities or "blue sky" laws, or the Warrants are those underlying the Representative's Warrants in which event, the Warrant Agent shall have to pay such amount to the Company; provided, that, the Warrant Agent shall not be obligated to pay any amounts pursuant to this Section 4(b) during any week that such amounts payable are less than $1,000 and the Warrant Agent's obligation to make such payments shall be suspended until the amount payable aggregates $1,000, and provided further, that, in any event, any such payment (regardless of amount) shall be made not less frequently than monthly.

               (c) The Company shall not be obligated to issue any fractional share interests or fractional warrant interests upon the exercise of any Warrant or Warrants, nor shall it be obligated to issue scrip or pay cash in lieu of fractional interests. Any fractional interest shall be eliminated by rounding any fraction up to the next full share or Warrant, as the case may be, or other securities, properties or rights.

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        SECTION 5.      Reservation of Shares, Listing, Payment of Taxes, etc.

               (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that, upon exercise of the Warrants and payment of the Purchase Price for the shares of Common Stock underlying the Warrants, all shares of Common Stock which shall be issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable, free from all preemptive or similar rights, and free from all taxes, liens and charges with respect to the issuance thereof, and that upon issuance such shares shall be listed or quoted on each securities exchange, if any, on which the other shares of outstanding Common Stock are then listed or quoted, or if not then so listed or quoted on each place (whether the Nasdaq Stock Market, Inc. (National Market or SmallCap Market, the NASD OTC Electronic Bulletin Board, the National Quotation Bureau "pink sheets" or otherwise) on which the other shares of outstanding Common Stock are listed or quoted.

               (b) The Company covenants that if any securities reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will file a registration statement under the federal securities laws or a post-effective amendment to a registration statement, use its best efforts to cause the same to become effective, keep such registration statement current while any of the Warrants are outstanding and deliver a prospectus which complies with Section 10(a)(3) of the Act, to the Registered Holder exercising the Warrant (except, if in the opinion of counsel to the Company, such registration is not required under the federal securities law or if the Company receives a letter from the staff of the Commission stating that it would not take any

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enforcement action if such registration is not effected). The Company will use its best efforts to obtain appropriate approvals or registrations under the state "blue sky" securities laws of all states in which Registered Holders reside. Warrants may not be exercised by, nor may shares of Common Stock be issued to, any Registered Holder in any state in which such exercise would be unlawful.

               (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

               (d) The Warrant Agent is hereby irrevocably authorized as the Transfer Agent to requisition from time to time certificates representing shares of Common Stock or other securities required upon exercise of the Warrants, and the Company will comply with all such requisitions.

        SECTION 6.      Exchange and Registration of Transfer.

               (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants or may be transferred in whole or in part. Warrant Certificates to be so exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

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               (b) The Warrant Agent shall keep, at such office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

               (c) With respect to any Warrant Certificates presented for registration of transfer, or for exchange or exercise, the subscription or assignment form, as the case may be, on the reverse thereof shall be duly endorsed or be accompanied by a written instrument or instruments of subscription or assignment, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder thereof or his attorney duly authorized in writing.

               (d) No service charge shall be made for any exchange or registration of transfer of Warrant Certificates. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

               (e) All Warrant Certificates surrendered for exercise or for exchange shall be promptly cancelled by the Warrant Agent.

               (f) Prior to due presentment for registration or transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

        SECTION 7. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction or

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mutilation of any Warrant Certificate and (in the case of loss, theft or destruction) of indemnity satisfactory to them, and (in case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall countersign and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants. Applicants for a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

        SECTION 8. Adjustments to Purchase Price and Number of Securities.

               (a) Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Purchase Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

               (b) Stock Dividends and Distributions. In case the Company shall pay dividend in, or make a distribution of, shares of Common Stock or of the Company's capital stock convertible into Common Stock, the Purchase Price shall forthwith be proportionately decreased. An adjustment made pursuant to this
Section 8(b) shall be made as of the record date for the subject stock dividend or distribution.

               (c) Adjustment in Number of Securities. Upon each adjustment of the Purchase Price pursuant to the provisions of this Section 8, the number of Warrant Securities issuable upon the exercise at the adjusted Purchase Price of each Warrant shall be adjusted to the nearest whole number by multiplying a number equal to the Purchase Price in effect immediately prior to such adjustment by the number of Warrant Securities issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Purchase Price.

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               (d) Definition of Common Stock. For the purpose of this
Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as may be amended or restated as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event the Company shall after the date hereof issue Common Stock with greater or superior voting rights than the shares of Common Stock outstanding as of the date hereof, each Holder, at its option, may receive upon exercise of any Warrant either shares of Common Stock or a like number of such securities with greater or superior voting rights.

               (e)      Merger or Consolidation or Sale.

               (i) In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or surviving such merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or transfer by a Holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in this Section 8. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

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               (ii) In the event of (A) the sale by the Company of all or substantially all of its assets, or (B) the engagement by the Company or any of its affiliates in a "Rule 13e-3 transaction" as defined in paragraph (a)(3) of Rule 13e-3 of the General Rules and Regulations under the Exchange Act or (C) a distribution to the Company's stockholders of any cash, assets, property, rights, evidences of indebtedness, securities or any other thing of value, or any combination thereof, the Holders of the unexercised Warrants shall receive notice of such sale, transaction or distribution twenty (20) days prior to the date of such sale or the record date for such transaction or distribution, as applicable, and, if they exercise such Warrants prior to the date of such transaction or distribution, they shall be entitled, in addition to the shares of Common Stock issuable upon the exercise thereof, to receive such property, cash, assets, rights, evidence of indebtedness, securities or any other thing of value, or any combination thereof, on the payment date of such sale, transaction or distribution.

               (f) No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than ten cents (10(cent)) per share of Common Stock, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least ten cents (10(cent)) per share of Common Stock.

        SECTION 9.      Redemption.

               (a) Commencing on the Initial Warrant Redemption Date, the Company may (but not without the prior written consent of the Representative), on thirty (30) days' prior written notice, redeem all of the Warrants, in whole and not in part, at a redemption price of five cents ($.10) per Warrant; provided, however, that before any such call for redemption of Warrants can take place, the (i) average closing bid price for the Common Stock, as reported

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by the National Association of Securities Dealers Automated Quotation System, or
(ii) if not so quoted, as reported by any other recognized quotation system on which the Common Stock is quoted, shall have for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth
(5th) trading day prior to the date on which the notice contemplated by Sections 9(b) and 9(c) hereof is given, equalled or exceeded 150% of the Offering Price per Unit (subject to adjustment in the event of any stock splits or other similar events as provided in Section 8 hereof).

               (b) In case the Company shall exercise its right to redeem all of the Warrants, it shall give or cause to be given notice to the Registered Holders of the Warrants, by mailing to such Registered Holders a notice of redemption, first class, postage prepaid, at their last address as shall appear on the records of the Warrant Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice. Not less than five (5) business days prior to the mailing to the Registered Holders of the Warrants of the notice of redemption, the Company shall deliver or cause to be delivered to the Representative or its successors or assigns a similar notice telephonically and confirmed in writing, together with a list of the Registered Holders (including their respective addresses and number of Warrants beneficially owned by them) to whom such notice of redemption has been or will be given.

               (c) The notice of redemption shall specify (i) the redemption price, (ii) the date fixed for redemption, which shall in no event be less than thirty (30) days after the date of mailing of such notice, (iii) the place where the Warrant Certificates shall be delivered and the redemption price shall be paid, and (iv) that the Representative is the Company's exclusive warrant solicitation agent and shall receive the commission contemplated by Section 4(b) hereof and (v) that the right to exercise the Warrant shall terminate at 5:00 p.m. (New York time) on

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the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the "Redemption Date" for purposes of this Agreement. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder (A) to whom notice was not mailed or
(B) whose notice was defective. An affidavit of the Warrant Agent or the Secretary or Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

               (d) Any right to exercise a Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the Redemption Date. The redemption price payable to the Registered Holders shall be mailed to such persons at their addresses of record.

               (e) The Company shall indemnify the Representative and each person, if any, who controls the Representative within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from the registration statement or prospectus referred to in Section 5(b) hereof to the same extent and with the same effect (including the provisions regarding contribution) as the provisions pursuant to which the company has agreed to indemnify the Representative contained in Section __ of the Underwriting Agreement.

               (f) Five business days prior to the Redemption Date, the Company shall furnish to the Representative (i) opinions of counsel to the Company, dated such date and addressed to the Representative, and (ii) a "cold comfort" letter dated such date addressed to the Representative, signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering

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substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities, including, without limitation, those matters covered in Sections ___, ____ and ____ of the Underwriting Agreement.

               (g) The Company shall as soon as practicable after the Redemption Date, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the Redemption Date.

               (h) The Company shall deliver within five business days prior to the Redemption Date copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to such registration statement and permit the Representative to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as the Representative shall reasonably request.

        SECTION 10.     Concerning the Warrant Agent.

               (a) The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company and the Representative, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity or value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and non-assessable.

               (b) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustment, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of fact contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct.

               (c) The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company or the Representative) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

               (d) Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board of Directors, President or any Vice President (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

               (e) The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; the Company further agrees to indemnify the Warrant Agent and hold it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's gross negligence or willful misconduct.

               (f) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own gross negligence or willful misconduct), after giving thirty (30) days' prior written notice to the Company. At least fifteen (15) days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than ten million dollars ($10,000,000) or a stock transfer company doing business in New York, New York. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the warrant agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

               (g) Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged, any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent or any new warrant agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holders of each Warrant Certificate.

               (h) The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

               (i) The Warrant Agent shall retain for a period of two (2) years from the date of exercise any Warrant Certificate received by it upon such exercise.

        SECTION 11.     Modification of Agreement.

        The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement (a) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained, or (b) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders holding not less than sixty-six and two-thirds percent (66-2/3%) of the Warrants then outstanding; provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, and no change that increases the Purchase Price of any Warrant, other than such changes as are specifically set forth in this Agreement as originally executed, shall be made without the consent in writing of each Registered Holders affected by such change. In addition, this Agreement may not be modified, amended or supplemented without the prior written consent of the Representative or its successors or assigns, other than to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained or to make any such change that the Warrant Agent and the Company deem necessary or desirable and which shall not adversely affect the interests of the Representative or its successors or assigns.

        SECTION 12.     Notices.

        All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid or delivered to a telegraph office for transmission, if to the Registered Holder of a Warrant

Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company at Brighton Technologies Corporation, 6 Pearl Court, Allendale, New Jersey 07401, Attention: Kit Kung, President and Chief Executive Officer, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; and if to the Warrant Agent, at its Corporate Office. Copies of any notice delivered pursuant to this Agreement shall be delivered to National Securities Corporation, 1001 Fourth Avenue, Suite 2200, Seattle, Washington 98154, Attn: Stephen A. Rothstein, Chairman or at such other address as may have been furnished to the Company and the Warrant Agent in writing.

        SECTION 13.     Governing Law.

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws rules or principals.

        SECTION 14.     Binding Effect.

        This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns and the holders from time to time of Warrant Certificates or any of them. Except as hereinafter stated, nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose upon any other person any duty, liability or obligation. The Representative is, and shall at all times irrevocably be deemed to be, a third-party beneficiary of this Agreement, with full power, authority and standing to enforce the rights granted to it hereunder.

        SECTION 15.     Counterparts.

        This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


BRIGHTON TECHNOLOGIES                         CONTINENTAL STOCK TRANSFER
CORPORATION                                   & TRUST COMPANY
                                              As Warrant Agent



By:________________________________           By:_______________________________
    Name:   Kit Kung                             Name:
    Title:  President and                        Title:
            Chief Executive Officer

                                                                       EXHIBIT A


No. W ___________                          VOID AFTER ____________________, 2003

                                                   _________ WARRANTS


                        REDEEMABLE WARRANT CERTIFICATE TO
                         PURCHASE SHARES OF COMMON STOCK

                        BRIGHTON TECHNOLOGIES CORPORATION

                                                          CUSIP ___

THIS CERTIFIES THAT, FOR VALUE RECEIVED __________________________________

or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Warrants (the "Warrants") specified above. One Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and non-assessable share of Common Stock, $.001 par value per share, of Brighton Technologies Corporation, a Delaware corporation (the "Company"), at any time from _____________, 1998 [the effective date of the Registration Statement] and prior to the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004 as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $_____ [150% of the initial public offering price per Unit] subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

        This Warrant Certificate is, and each Warrant represented hereby are, issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated __________, 1998 [the effective date of the Registration Statement], by and between the Company and the Warrant Agent.

        In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

        Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all of the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

        The term "Expiration Date" shall mean 5:00 p.m. (New York time) on __________, 2003 [the 60 month anniversary of the issuance of the Warrant]. If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) on the next day which in the State of New York is not a holiday or a day on which banks are authorized to close.

        The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective, to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with
Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

        This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

        Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

        Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, in whole and not in part, at a redemption price of $.10 per Warrant, at any time commencing __________, 1998 provided that the average closing bid price for the Company's Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System (or, if not so quoted, as reported by any other recognized quotation system on which the price of the Common Stock is quoted), shall have, for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth
(5th) trading day prior to the date on which the Notice of Redemption (as defined below) is given, equalled or exceeded 150% of the initial offering price of the Units (subject to adjustment in the event of any stock splits or other similar events). Notice of redemption (the "Notice of Redemption") shall be given not later than the thirtieth (30th) day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.10 per Warrant upon surrender of this Certificate.

        Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

        This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

        This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:  ___________, 1998

                                           BRIGHTON TECHNOLOGIES
                                           CORPORATION
[SEAL]

                                           By:    _____________________________
                                                  Name: Kit Kung
                                                  Title: President and
                                                         Chief Executive Officer



                                                  ATTEST:


                                           By:    _____________________________
                                                  Name:
                                                  Title:

COUNTERSIGNED:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent


By: _________________________
    Authorized Officer

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrant

        The undersigned Registered Holder hereby irrevocably elects to exercise _____ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in name of

                          PLEASE INSERT SOCIAL SECURITY
                           OR OTHER IDENTIFYING NUMBER
                         _______________________________
                         _______________________________
                         _______________________________
                         _______________________________

                    (please print or type name and address)
and be delivered to

                         _______________________________
                         _______________________________
                         _______________________________
                    (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

        IMPORTANT:  PLEASE COMPLETE THE FOLLOWING:

1.      If the exercise of this Warrant was
        solicited by National Securities
        Corporation please check the
        following box                                    [ ]



2.      The exercise of this Warrant was
        solicited by                                     [ ]



        --------------------------

3.      If the exercise of this Warrant was
        not solicited, please check the
        following box                                    [ ]




Dated: ______________________                      X____________________________
                                                    ____________________________
                                                    ____________________________
                                                        Address




                                                    ____________________________
                                                    Social Security or Taxpayer
                                                    Identification Number



                                                    ____________________________
                                                    Signature Guaranteed



                                                    ____________________________

                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants

        FOR VALUE RECEIVED, __________________________, hereby sells, assigns and transfers unto

                        PLEASE INSERT SOCIAL SECURITY OR
                            OTHER IDENTIFYING NUMBER

                       ----------------------------------

                       ----------------------------------

                       ----------------------------------
                     (please PRINT or TYPE name and address)

________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
____________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:  _______________________                      X__________________________


                                                     ---------------------------
                                                     Signature Guaranteed


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE, MIDWEST STOCK EXCHANGE OR BOSTON STOCK EXCHANGE.